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                                                                    Exhibit 10.2

                                AMENDMENT NO. 1
                              TO MERGER AGREEMENT

     This Amendment No. 1 dated as of November 7, 1997 (the "Amendment"), has been executed by and between Eastern Environmental Services, Inc., and the Shareholders of Hamm's Sanitation, Inc., and H.S.S., Inc.

                                   RECITALS

     The parties to this Amendment have entered into a Merger Agreement dated September 16, 1997 ("Merger Agreement"), which provides that the EESI stock to be delivered to the Sellers shall be valued at $20.00 per share. The parties hereto wish to revise the price per share and make certain other modifications to the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree to amend the Agreement as follows:

                                   ARTICLE I

                                  Amendments

     1.1 All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

     1.2 Section 1.3(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

     "At the Closing, pursuant to the provisions of New Jersey General Corporation Law, effective on the Closing Date, Hamm shall be merged with Eastern SC, with the survivor of the merger being Hamm, and HSS shall be merged with Eastern Recycling, with the survivor of the merger being HSS. At the Closing, (i) the outstanding common stock of Eastern SC shall be automatically converted into the common stock of Hamm and delivered to Eastern, (ii) the outstanding common stock of Eastern Recycling shall be automatically converted into the common stock of HSS and delivered to Eastern, (iii) all of the Company Shares previously outstanding shall be delivered to Eastern, and (iii) Eastern shall deliver to Sellers, subject to adjustment as provided herein in this
Section 1.3, a number of shares of Eastern's common stock ("EESI Stock") having a value of $17,050,400, each share being valued at $24.00 ("Per Share Value"). At the Closing, the Hamm Companies shall have total liabilities, excluding accounts payable, of $1,000,000.00, as set forth on Schedule 1.3(a) attached ("Company Debt"). If the Company Debt, at Closing, is less than or more than $1,000,000.00, the EESI Stock to be delivered at Closing shall be increased or decreased, dollar for dollar, by the amount by which the principal and accrued interest owed on the Company Debt at Closing is less than or exceeds $1,000,000.00. The increase or decrease, as applicable, shall be calculated by valuing the EESI Stock at $24.00 per share."
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     1.3 Section 1.5(b) of the Merger Agreement is hereby deleted in its entirety and the phrase "Intentionally Omitted" is substituted therefor.

                                  ARTICLE II
                                 Miscellaneous

     2.1 All references in the Merger Agreement to "this Agreement" or like terms shall mean and be a reference to the Merger Agreement as amended by this Amendment and all references to "the Agreement" or a like term in any agreement executed in connection with the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment.

     2.2 Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect.

     2.3 This Amendment hereby incorporates, includes and is subject to Article X of the Merger Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                       EASTERN ENVIRONMENTAL SERVICES, INC.

                                       By: /s/ Robert M. Kramer
                                          ---------------------------------
                                           Robert M. Kramer
                                           Executive Vice President

SELLERS:

 /s/ Ambrose Hamm                           /s/ Lillian Hamm
-----------------------------              ----------------------------
Ambrose Hamm                               Lillian Hamm

 /s/ Katherine Caristia                     /s/ Keilley Strobeck
-----------------------------              ----------------------------
Katherine Caristia                         Keilley Strobeck

 /s/ Keith Hamm                             /s/ James Caristia, Jr.
-----------------------------              ----------------------------
Keith Hamm                                 James Caristia, Jr.

 /s/ Leah Caristia                          /s/ Ambrose Hamm
-----------------------------              ----------------------------
Leah Caristia                              Ambrose Hamm, as Trustee for
                                           Keilley Strobeck

 /s/ Ambrose Hamm
-----------------------------
Ambrose Hamm, as Trustee for
Keith Hamm